Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Spinnaker ETF Series and to the use of our report dated October 27, 2025 on the financial statements and financial highlights of Select STOXX Europe Aerospace & Defense ETF, a series of the Spinnaker ETF Series, appearing in Form N-CSR for the year ending August 31, 2025, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 29, 2025